UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2026

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ILPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “our” and “us” refer to Industrial Logistics Properties Trust.

Item 2.02.	Results of Operations and Financial Condition.

On January 14, 2026, we announced that we incurred an incentive management fee of $5.7 million for the 2025 calendar year under our Business Management Agreement, dated as of January 17, 2018, with The RMR Group LLC, as amended to date, or the Business Management Agreement. The incentive management fee is payable by us in cash by January 30, 2026, and we will recognize this expense in our financial statements as of and for the year ended December 31, 2025. Pursuant to the Business Management Agreement, the incentive management fee was measured based on our total shareholder return exceeding the total shareholder return of the MSCI U.S. REIT/Industrial REIT Index for the three year measurement period ended December 31, 2025. For additional information regarding the calculation of the incentive management fee, see the full text of the Business Management Agreement, a copy of which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on January 18, 2018, the First Amendment thereto, dated as of December 31, 2018, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 4, 2019, and the Second Amendment thereto, effective as of August 1, 2021, a copy of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Tiffany R. Sy
Name:	Tiffany R. Sy
Title:	Chief Financial Officer and Treasurer

Dated: January 14, 2026